                                            Exhibit 4.5

1CUSIP: 902494 AE3
No. R - 1                                   $50,000,000


     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  TYSON FOODS, INC.

Floating Rate MandatOry Par Put Remarketed Securities_* ("MOPPRS_*)
                           due February 1, 2010

     TYSON FOODS, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of $50,000,000 (Fifty Million Dollars) on February 1, 2010 (the "Stated Maturity Date"), in the coin or currency of the United States, and to pay interest, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, a "LIBOR Payment Date"), commencing May 1, 1998 to February 1, 2000, in like coin or currency on said principal sum at said office or agency, and thereafter on each February 1 and August 1 (each, a "Reset Payment Date" and together with each LIBOR Payment Date each, an "Interest Payment Date"), commencing August 1, 2000, from the Interest Payment Date next preceding the date of this MOPPRS to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this MOPPRS, or unless no interest has been paid or duly provided for on these MOPPRS, in which case from February 4, 1998, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register of the Company or by wire transfer as provided in the Indenture. Notwithstanding the foregoing, if during the period from February 4, 1998 to February 2, 2000, the date hereof is after the 17th day of January, July or October, or the 16th day of April, as the case may be, and before the following February 1, May 1, August 1 or November 1, this MOPPRS shall bear interest from such February 1, May 1, August 1 or November 1 and if, during the period from February 1, 2000 to the Stated Maturity Date, the date hereof is after the 16th day of January or July, as the case may be, and before the following February 1 or August 1, this MOPPRS shall bear interest from such February 1 or August 1; provided, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this MOPPRS shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on these MOPPRS, from February 4, 1998. The interest so payable on any

February 1, May 1, August 1, or November 1 during the period from February 4, 1998 to February 2, 2000 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this MOPPRS is registered at the close of business on the January 17, April 16, July 17 or October 17, as the case may be, next preceding such February 1, May 1, August 1 or November 1, whether or not such day is a Business Day and the interest so payable on any February 1 or August 1 during the period from February 1, 2000 to the Stated Maturity Date will, subject to such exceptions, be paid to the person in whose name the MOPPRS is registered at the close of business 15 calendar days prior to such payment date next preceding such February 1 or August 1, as the case may be, whether or not such day is a Business Day.

     The rate of interest on this MOPPRS shall be a floating rate per annum determined as described in Section 2 on the reverse hereof to February 1, 2000 (the "Remarketing Date"). If, pursuant to the Remarketing Agreement, dated as of the date hereof (the "Remarketing Agreement"), between Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), and the Company, the Remarketing Dealer elects to remarket the MOPPRS, then, except as otherwise set forth on the reverse hereof, (i) this MOPPRS shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof, and (ii) on and after the Remarketing Date, this MOPPRS shall bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth in Section 5 on the reverse hereof (the "Interest Rate to Maturity").

     Reference is made to the further provisions of this MOPPRS set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This MOPPRS shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, TYSON FOODS, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

     Dated:

TYSON FOODS, INC.


By:
   ------------------------

By:
   ------------------------

Attest:



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                                     44

                       CERTIFICATE OF AUTHENTICATION

     This is one of the MOPPRS of the series designated therein referred to in the within-mentioned Indenture.

     Dated:

THE CHASE MANHATTAN BANK,
   as Trustee


By:
   ------------------------------
   Authorized Signatory

                             TYSON FOODS, INC.

    Floating Rate MandatOry Par Put Remarketed Securities_ ("MOPPRS_")
                           due February 1, 2010

    1. Indenture. This MOPPRS is one of the duly authorized issue of debt securities of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of June 1, 1995 (herein called the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any) may be subject to different redemption provisions (if any) and may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of the series designated as the Floating Rate MandatOry Par Put Remarketed Securities_ ("MOPPRS_") due February 1, 2010 of the Company limited in aggregate principal amount to $50,000,000.

    2. Interest. The floating rate of interest on the Securities will be a per annum rate determined by reference to LIBOR, described below, plus 0.19% (19 basis points) to February 1, 2000. Thereafter, if the Securities are not redeemed, the interest rate will be determined as set forth below in Section 5.

     The floating rate of interest on the Securities will be reset quarterly on February 1, May 1, August 1 and November 1 of each year (each, an "Interest Reset Date") until the Remarketing Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calender month, such Interest Reset Date will be the immediately preceding Business Day. The "LIBOR Determination Date" pertaining to an Interest Reset Date for the Securities will be the second London Business Day preceding such Interest Reset Date. The interest rate in effect on each day of an Interest Period (as defined below) shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the LIBOR Determination Date immediately preceding such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the LIBOR Determination Date immediately preceding the most recent Interest Reset Date.

     Except as provided below, interest on the Securities will be payable quarterly in arrears on each LIBOR Payment Date, commencing May 1, 1998 and on the Remarketing Date. If any LIBOR Payment Date would otherwise be a day that is not a Business Day, such LIBOR Payment Date will be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such LIBOR Payment Date will be the immediately preceding Business Day. If the Remarketing Date falls on a day that is not a Business Day, principal and interest payable on the

Remarketing Date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Remarketing Date.

     Interest payable on a LIBOR Payment Date or on the Remarketing Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period. Interest payments for the Securities will include accrued interest for each successive period (the "Interest Period") from the date of issue or from the last date in respect of which interest has been paid, as the case may be, to, but excluding the LIBOR Payment Date, or the Remarketing Date, as the case may be. Accrued interest will be calculated by multiplying the principal amount of a Security by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day during an Interest Period will be computed by dividing the interest rate applicable to such day by 360.

     The interest rate on the Securities in respect of an Interest Period will be a per annum rate equal to LIBOR (determined by the Calculation Agent (as described below) as of the applicable LIBOR Determination Date) plus 0.19% (19 basis points); however, the interest rate in respect of an Interest Period may not be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The interest rate for the initial Interest Period will be equal to 5.815%.

     The Trustee will be the Calculation Agent with respect to the Securities, unless and until the Company provides the holders of the Security with 30 days' notice to the contrary. The Trustee will provide to any holder of the Securities the current effective interest rate per annum.

     "Business Day" means any day, other than a Saturday, a Sunday, or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

      "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "LIBOR" applicable for an Interest Period will be determined by the Calculation Agent as of the LIBOR Determination Date in accordance with the following provisions:

        (a) LIBOR will be determined on the basis of the offered rate for three-month deposits in U.S. dollars, commencing on the second London Business Day immediately following such LIBOR Determination Date, which appears on Telerate page 3750 (as defined below) as of approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Telerate Page 3750" means the display designated on page "3750" on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Telerate Page 3750, LIBOR for such LIBOR Determination Date will be determined in accordance with the provisions of paragraph (ii) below.

        (b) With respect to a LIBOR Determination Date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on such LIBOR Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the second London Business Day immediately following such LIBOR Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such LIBOR Determination Date will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, LIBOR for such LIBOR Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a three-month maturity commencing on the second London Business Day immediately following such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for such LIBOR Determination Date will be LIBOR determined with respect to the immediately preceding LIBOR Determination Date, or in the case of the first LIBOR Determination Date, LIBOR for the initial Interest Period.

     All percentages resulting from any calculation in respect of the Securities during any Interest Period will be rounded to the nearest one hundred thousandth of a percentage point (with five one-millionths of a percentage point rounded upwards) (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent rounded upwards).

    3. Mandatory Tender on Remarketing Date; Purchase and Settlement. (a) Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day not later than five Business Days prior to the Remarketing Date of its intention to purchase the Securities for remarketing (the "Notification Date"), each Security shall be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the Remarketing Date in accordance with Section 3(b) below, except as set forth in Sections 6 and 7 below. The purchase price of such tendered Securities shall be equal to 100% of the principal amount thereof. Upon such tender, the Remarketing Dealer shall have the option, in its sole discretion, to elect to remarket the Securities in accordance with the Remarketing Agreement for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. If the Remarketing Dealer makes such election, the obligation of the Remarketing Dealer to purchase the Securities on the Remarketing Date shall be subject to the conditions set forth in the Remarketing Agreement. No Holder or actual purchaser of the Securities ("Beneficial Owner") shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Securities.

     (b) Following the Notification Date, the tender and purchase of the Securities provided for in Section 3(a) above shall be effected as follows, subject to Sections 6 and 7 below:

        (i) All of the tendered Securities shall be automatically delivered to the account of the Trustee, by book-entry through DTC or any successor thereto pending payment of the purchase price therefor, on the Remarketing Date.

       (ii) The Remarketing Dealer shall make or cause the Trustee to make payment to DTC by book entry through DTC in accordance with the procedures of DTC, by 1:00 p.m. New York City time on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Securities, of the purchase price for tendered Securities that have been purchased for remarketing by the Remarketing Dealer. The Company shall make or cause the Trustee to make payment of interest to DTC on the Remarketing Date by book entry through DTC by 2:30 p.m. New York City time on the Remarketing Date.

    4. Maintenance of Book-Entry System. (a) The tender and settlement procedures set forth in Section 3(b) above, including provisions for payment by purchasers of Securities in the remarketing or for payment to selling Beneficial Owners of tendered Securities, shall be subject to modification, notwithstanding any provision to the contrary set forth in
Article 9 of the Indenture, to the extent required by DTC or, if the book-entry system is no longer available for the Securities at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of Securities in certificated form. In addition, the Remarketing Dealer may, notwithstanding any provision to the contrary set forth in Article 9 of the Indenture, modify the settlement procedures set forth herein in order to facilitate the settlement process.

   (b) The Company hereby agrees with the Trustee and the holders of Securities that at all times, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the Securities in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Securities in book-entry form and (ii) it will waive any discretionary right that it otherwise may have under the Indenture to cause the Securities to be issued in certificated form.

    5. Determination of Interest Rate to Maturity; Notification Thereof. Subject to the Remarketing Dealer's election to remarket the Securities as provided in Section 3(a), by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date (the "Determination Date"), the Remarketing Dealer shall determine the Interest Rate to Maturity to the nearest one hundred-thousandth (0.00001) of one percent per annum. The Interest Rate to Maturity shall be equal to the sum of 5.712% (the "Base Rate") and the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the Securities.

     If any Interest Payment Date during the period from the Remarketing Date to the Stated Maturity Date is not a Business Day, payment will be made on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such interest payment date. Interest during such period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     The "Applicable Spread" shall be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the Securities at the Dollar Price, but assuming (i) an issue date that is the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date that is the Stated Maturity Date of the Securities and (iii) a stated annual interest rate, payable semi-annually, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Securities, the Company and the Trustee.

     "Dollar Price" means, with respect to the Securities, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below).

     "Reference Corporate Dealers" means each of Chase Securities Inc., Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company in The City of New York (a "Primary Corporate Dealer"), the Remarketing Dealer shall substitute therefor another Primary Corporate Dealer.

     "Remaining Scheduled Payments" means, with respect to the Securities, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the Securities, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

      "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for such Remarketing Date.
     "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities being purchased.

     "Comparable Treasury Price" means, with respect to the Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, (i) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., on the Determination Date.

     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

    6. Repurchase. If (a) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (b) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (c) since the Notification Date, a material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred or an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Securities shall have occurred and be continuing, or any other event constituting a termination event under the Remarketing Agreement shall have occurred, or (d) the Remarketing Dealer elects not to remarket the Securities, or (e) the Remarketing Dealer for any reason does not purchase all tendered Securities on the Remarketing Date, then, in any such case, the Company shall repurchase the Securities as a whole on the Remarketing Date at a price equal to 100% of the principal amount thereof plus all accrued and unpaid interest, if any, on the Securities to the Remarketing Date. In any such case, payment shall be made by the Company to the Participant of each tendering Beneficial Owner of Securities, by book-entry through DTC, by 2:30 p.m., New York City time on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Securities.

    7. Redemption. (a) Notwithstanding any election by the Remarketing Dealer to remarket the Securities on the Remarketing Date, the tendering of the Securities for purchase by the Remarketing Dealer on such date as set forth in Section 3(b) above shall be subject to the right of the Company to redeem the Securities from the Remarketing Dealer as provided in Section 7(b) below.

   (b) The Company, in its sole and absolute discretion, shall have the right, upon notice to the Remarketing Dealer and the Trustee not later than the Business Day immediately preceding the Determination Date, to irrevocably elect to redeem the Securities, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the Securities and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, as determined by the Remarketing Dealer, discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the Securities, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

    8. Effect of Event of Default. In case an Event of Default with respect to the Securities shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
    9. Amendments and Waivers. The Indenture contains provisions which provide that without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such supplemental indenture (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Securities of such series; provided that without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder's Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory repurchase provision or any right of repurchase at the option of such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date or, in the case of mandatory repurchase, the date therefor); (ii) reduce the percentage in principal amount of outstanding Securities of such series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of principal of or interest on any Security of such series;
(iv) cause any Security of such series to be subordinated in right of

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
payment to any obligation of the Company; or (v) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security of any series affected thereby.

     It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in principal amount of the outstanding Securities of the series affected (all such series voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     The Indenture provides that a series of Securities may include one or more tranches (each a "tranche") of Securities, including Securities issued in a periodic offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

   10. Obligation of Company. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

   11. Denominations, Transfer and Exchange. (a) The Securities are issuable initially only in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Company in The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

   (b) Upon due presentment for registration of transfer of this Security at the office or agency of the Company in The City of New York, a new

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
Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

   (c) The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

   12. No Liability of Certain Persons. No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

   13. Definitions. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

  THE   FOLLOWING  ABBREVIATIONS
  SHALL  BE CONSTRUED AS  THOUGH
  THE   WORDS  SET  FORTH  BELOW
  OPPOSITE   EACH   ABBREVIATION
  WERE   WRITTEN  OUT  IN   FULL
  WHERE     SUCH    ABBREVIATION
  APPEARS:

  TEN COM --as tenants in        (Name) CUST (Name) UNIF--(Name)
           common                as Custodian
  TEN ENT --as tenants by the    GIFT MIN ACT (state) for (Name)
           entirety                            Under the (State)
  JT TEN  --as joint tenants                   Uniform Gifts to
           with right of                       Minors Act
           survivorship
           and not as tenants
           in common

  ADDITIONAL ABBREVIATIONS MAY
  ALSO BE USED THOUGH NOT IN
  THE ABOVE LIST.






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

          FOR VALUE RECEIVED,
          the undersigned
          hereby sell(s),
          assign(s) and
          transfer(s)
unto

PLEASE INSERT TAXPAYER
IDENTIFICATION NUMBER OF
ASSIGNEE





PLEASE PRINT OR TYPEWRITE NAME
AND ADDRESS INCLUDING POSTAL
ZIP CODE OF ASSIGNEE




the  within  Security  of  Tyson Foods,   Inc.  and  all   rights
thereunder      and       hereby irrevocably   constitutes    and
appoints ________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises

Dated:
                                          Signature

NOTICE:     THE SIGNATURE(S)  TO  THIS    ASSIGNMENT    MUST
      CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER
      ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.

















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